UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 19, 2010
Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 Columbia, Suite 200, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 362-5800
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.
The 2010 Annual Meeting of Stockholders of Smith Micro Software, Inc. (the “Company”) will be held at 10:00 AM Pacific Time on Thursday, June 24, 2010 at the Company’s principal headquarters located at 51 Columbia, Aliso Viejo, California 92656 (the “Annual Meeting”). The record date for determining stockholders entitled to vote at the Annual Meeting will be April 26, 2010. Because the date of the Annual Meeting will be more than 30 days before the anniversary date of the 2009 Annual Meeting of Stockholders, the Company is informing its stockholders, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the following deadlines for stockholder proposals:
     1. In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal must be received by the Corporate Secretary at the Company’s headquarters no later than April 28, 2010, which the Company considers to be a reasonable time before it begins to print and send its proxy materials for the Annual Meeting. In order to be considered, such proposal must also comply with all applicable requirements for stockholder proposals made pursuant to Rule 14a-8.
     2. In order for a stockholder proposal regarding the nomination of a Director or other business to be brought at the Annual Meeting outside of Rule 14a-8 to be considered timely under the Company’s Bylaws, notice of the proposal must be received by the Corporate Secretary at the Company’s principal headquarters by no later than April 25, 2010 in the case of nominations of a Director, and between April 25, 2010 and May 25, 2010 in the case of other business to be brought at the Annual Meeting outside of Rule 14a-8. In order for either type of proposal to be considered, such notice must also contain certain information specified in the Company’s Bylaws.
The Company considers April 28, 2010 to be a reasonable time before it begins the printing and mailing of its proxy materials for the Annual Meeting. Accordingly, pursuant to Rule 14a-4(c) under the Exchange Act, the persons named in the proxies solicited on behalf of the Company for use at the Annual Meeting will have the right to exercise discretionary voting authority with respect to proposals submitted after that date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC. (Registrant)
April 19, 2010	By:	/s/ Andrew C. Schmidt
Date		Name:	Andrew C. Schmidt
		Title:	Chief Financial Officer